Exhibit 10.15

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is entered into as of July 20th, 2020 (this “Amendment”), by and between Kemeera LLC, a California limited liability company (the “Company”), and Richard Stump (“Employee”).

W I T N E S S E T H :

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, dated as of September 23, 2019 (as amended, modified or supplemented from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement);

WHEREAS, the Company and Employee desire to amend the Agreement on the terms and conditions set forth in this Amendment; and

WHEREAS, unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, subject to the conditions and other terms herein set forth, the parties hereby agree as follows:

1. Amendment. Section 3(e) of the Agreement shall be deleted in its entirety and replaced with the following:

(e) Retention Bonuses and Retention Phantom Equity Grants.

a.

So long as Employee remains employed with the Company following the delivery to Holdings of the audited consolidated financial statements of Holdings and its subsidiaries for the twelve (12)-month period ending December 31, 2020, Employee shall be eligible to receive a cash bonus of $375,000 (the “2020 Retention Bonus”) and a grant of incentive equity (the “2020 Retention Grant”) in the form of phantom equity units that represent up to 0.25% of the appreciation in the value of Holdings following the date of issuance of the 2020 Retention Grant. The 2020 Retention Grant shall be subject to the terms and conditions of the underlying award agreement, plan documents, and all other documents related thereto (including, without limitation, terms relating to the manner, time and rate of vesting of the 2020 Retention Grant). The determination and calculation of whether any 2020 Retention Bonus or 2020 Retention Grant is earned will be determined by the Board in its sole discretion.

b.

So long as Employee remains employed with the Company following the delivery to Holdings of the audited consolidated financial statements of Holdings and its subsidiaries for the twelve (12)-month period ending December 31, 2021, Employee shall be eligible to receive a cash bonus of $250,000 (the “2021 Retention Bonus”). The determination and calculation of whether any 2021 Retention Bonus is earned will be determined by the Board in its sole discretion.

c.

So long as (i) Employee remains employed with the Company following the delivery to Holdings of the audited consolidated financial statements of Holdings and its subsidiaries for the twelve (12)-month period ending December 31, 2020 and (ii) certain Bonus Payout Conditions (as defined below) are met, Employee shall be eligible to receive a cash bonus of up to $375,000 (the “Retention Performance Bonus” and, together with the 2020 Retention Bonus and the 2021 Retention Bonus, the “Retention Bonuses”) and a grant of incentive equity (the “Retention Performance Grant” and, together with the 2020 Retention Grant, the “Retention Grants”) in the form of phantom equity units that represent up to 0.25% of the appreciation in the value of Holdings following the date of issuance of the Retention Performance Grant. The Retention Performance Grant shall be subject to the terms and conditions of the underlying award agreement, plan documents, and all other documents related thereto (including, without limitation, terms relating to the manner, time and rate of vesting of the Retention Performance Grant). The determination and calculation of the Bonus Payout Conditions and the determination of whether any Retention Performance Bonus or Retention Performance Grant is earned will be determined by the Board in its sole discretion. The “Bonus Payout Conditions” shall be the achievement of revenue, adjusted EBITDA and strategic objectives for the twelve (12)-month period ending December 31, 2020, as described in the 2020 Management Incentive Plan Document maintained by Holdings and its Subsidiaries. For the avoidance of doubt, the actual amount of the Retention Performance Bonus may range from $0 to $375,000 and the Retention Performance Grant may range from 0% to 0.25% of the appreciation in the value of Holdings following the date of issuance of the Retention Performance Grant, in each case, based on the Board’s determination of the achievement of the Bonus Payout Conditions.

d.

Each Retention Bonus, if any, shall be paid in accordance with the Company’s normal payroll procedures on the first regularly scheduled payroll date after the audited financial statements to which such Retention Bonus relates are available; provided, that Employee is employed by the Company on such payment date. Each Retention Grant, if applicable, shall be made on the first regularly scheduled payroll date after the audited financial statements to which such Retention Bonus relates are available; provided, that Employee is employed by the Company on such grant date.

(f) No Implied Amendments. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. All references to “the date hereof” in the Agreement shall continue to refer to the date of the Agreement before any amendment, consent or waiver.

(g) Effectiveness of Amendment. This Amendment shall be deemed to be a modification to the Agreement in accordance with Section 15 of the Agreement.

(h) Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the parties to the Agreement and their respective successors and permitted assigns.

(i) Headings. The headings used in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

(j) Governing Law. This Amendment shall be governed by and interpreted and construed in accordance with the substantive laws of the State of California without regard to applicable choice of law provisions thereof.

(k) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment.

(l) References to Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Employment Agreement to be executed as of the date first above written.

KEMEERA LLC

By:	/s/ Richard L. Stump
Name: Richard L. Stump
Title: CCO

Richard Stump